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                                                                   EXHIBIT 10.45


                                FIRST AMENDMENT
                                       TO
                          SECOND AMENDED AND RESTATED
                           PER-SE TECHNOLOGIES, INC.
                        NON-QUALIFIED STOCK OPTION PLAN

         THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED PER-SE TECHNOLOGIES, INC. NON-QUALIFIED STOCK OPTION PLAN is made as of February 24, 2000, by Per-Se Technologies, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Second Amended and Restated Per-Se Technologies, Inc. Non-Qualified Stock Option Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in order to prohibit the repricing of options outstanding under the Plan.

         NOW, THEREFORE, the Plan is hereby amended by deleting Section 8 thereof in its entirety and substituting in lieu thereof the following new
Section 8:

                  "8.      Amendments.

                           (a) Amendment of the Plan. The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate except that the Committee shall not amend the Plan, absent the approval of the stockholders of the Company (i) to materially increase (within the meaning of Rule 16b-3) the benefits accruing to participants under the Plan, (ii) to materially increase (within the meaning of Rule 16b-3) the number of securities which may be issued under the Plan, or (iii) to materially modify (within the meaning of Rule 16b-3) the requirements as to eligibility for participation in the Plan; provided, however, that if the amendment would not alter the rights of any participant under the Plan who is subject to Rule 16b-3, then the Committee may approve such amendment without obtaining the approval of the stockholders of the Company; and provided, further however, the Committee shall have the authority, for any employee who is not subject to Rule 16b-3, to modify the three (3) and six (6) month time periods set forth in Section 5(f) of the Plan without obtaining the approval of the stockholders of the Company.

                           (b) Amendment of Outstanding Options. The Board of Directors, acting through the Committee shall have the power to amend any outstanding option; provided, however, that the Committee shall not


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                  have to power to amend any outstanding option that would
                  alter the rights of the holder of such option to the detriment of such holder without such holder's prior written consent and, provided further, that the Committee shall not have the power to reprice any outstanding option."

                  FURTHER, except as specifically amended by this First Amendment, the Plan shall remain in full force and effect as prior to this First Amendment.

                  IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

                                    PER-SE TECHNOLOGIES, INC.


                                    By:  /s/ ALLEN W. RITCHIE
                                         ---------------------
                                         Allen W. Ritchie
                                         President and Chief Executive Officer

ATTEST:


By:  /s/ RANDOLPH L. M. HUTTO
     ------------------------
     Randolph L. M. Hutto
     Secretary